SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	October 20, 2010
PACIFIC ETHANOL, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-21467 (Commission File Number)	41-2170618 (IRS Employer Identification No.)

400 Capitol Mall, Suite 2060 Sacramento, California	95814
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(916) 403-2123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Restricted Stock Agreements dated and effective as of October 20, 2010 by and between Pacific Ethanol, Inc. and certain Executive Officers

On October 20, 2010, Pacific Ethanol, Inc. (the “Company”) granted to its executive officers shares of restricted stock under the Company’s 2006 Stock Incentive Plan (as amended, the “Plan”) pursuant to Restricted Stock Agreements dated and effective as of October 20, 2010 by and between the Company and those officers.  The Plan is filed herewith as Exhibit 10.1.  The form of Restricted Stock Agreement is filed herewith as Exhibit 10.2.

The Company granted an aggregate of 1,170,000 shares of restricted stock to the executive officers.  Of the shares of restricted stock granted, 20% will vest immediately and 20% will vest on October 4th of each of the next four years starting on October 4, 2011, subject in each case to continued employment with the Company.

Pursuant to the Restricted Stock Agreements and the Plan, the following executive officers of the Company were granted shares of restricted stock as described below:

•	Neil M. Koehler, President and Chief Executive Officer and a member of the Board of Directors, was granted 750,000 shares of restricted stock;

•	Bryon T. McGregor, Chief Financial Officer, was granted 210,000 shares of restricted stock; and

•	Christopher W. Wright, Vice President, General Counsel and Secretary, was granted 210,000 shares of restricted stock.

As a condition to subsequent vesting of the shares of restricted stock, an officer must remain continuously employed by the Company on a full time basis from the grant date through each subsequent vesting date.  The interest of the officers in the restricted stock may vest as to 100% of the unvested shares of restricted stock upon a change in control, but only in accordance with the Plan.

The officers have the right to vote the shares of restricted stock and to receive any cash dividends paid to or made with respect to the shares of restricted stock; provided, however, that dividends paid, if any, with respect to the shares of restricted stock that have not vested at the time of the dividend payment will be held in the custody of the Company and will be subject to the same restrictions that apply to the corresponding shares of restricted stock.

The Company is obligated to withhold minimum withholding tax amounts with respect to vested shares of restricted stock and upon future vesting of shares of restricted stock granted to its officers.  Each officer is entitled to pay the minimum withholding tax amounts to the Company in cash or to elect to have the Company withhold a vested amount of shares of restricted stock having a value equivalent to the Company’s minimum withholding tax requirements, thereby reducing the number of shares of vested restricted stock that the officer ultimately receives.  If an officer fails to timely make such election, the Company will withhold the necessary shares of vested restricted stock.

Shares of vested restricted stock withheld by the Company to satisfy minimum withholding tax requirements and shares of unvested restricted stock that are forfeited by an officer as a result of the failure of such shares to vest may be used for further grants under the Plan.

Item 9.01.	Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

Not applicable.

(b)           Pro Forma Financial Information.

Not applicable.

(c)           Shell Company Transactions.

Not applicable.

(d)           Exhibits.

Number	Description
10.1	Pacific Ethanol, Inc. 2006 Stock Incentive Plan (as amended) (1)
10.2	Form of Employee Restricted Stock Agreement (2)
__________
(1)
Filed as an exhibit to the Registrant’s Registration Statement on Form S-8 (Reg. No. 333-169002) filed with the Securities and Exchange Commission on August 23, 2010 and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s Form 8-K (File No. 000-21467) for October 4, 2006 filed with the Securities and Exchange Commission on October 10, 2006 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2010	PACIFIC ETHANOL, INC.

By: /S/ CHRISTOPHER W. WRIGHT
Christopher W. Wright
Vice President, General Counsel & Secretary